Exhibit 99.1

CONTACTS:
For BioMarin                                         For Genzyme
Joshua Grass (investors)                             Sally Curley (investors)
(415) 884-6777                                       (617) 591-7140

Francesca DeVellis (media)                           Dan Quinn (media)
Feinstein Kean Healthcare                            (617) 591-5849
(617) 761-6703


For Immediate Release
May 15, 2003

         Genzyme and BioMarin Announce that Aldurazyme is Now Available in the United States for the Treatment of MPS I

         Cambridge, Mass. and Novato, Cal.- Genzyme General (Nasdaq: GENZ) and BioMarin Pharmaceutical Inc. (Nasdaq and Swiss SWX New Market: BMRN) announced today that Aldurazyme(R) (laronidase) is now available in the United States as the first specific treatment for people with the rare genetic disease mucopolysaccharidosis I (MPS I). Aldurazyme was approved on April 30, 2003 by the U.S. Food and Drug Administration, and is being shipped to physicians this week. Aldurazyme was developed by BioMarin and Genzyme under a joint venture agreement that assigns commercial manufacturing responsibilities to BioMarin, and worldwide sales and marketing responsibilities to Genzyme.

         Genzyme has begun to market Aldurazyme to physicians through an expanded sales force of nearly 40 professionals who specialize in providing enzyme replacement therapies for rare genetic diseases. Sales efforts will focus on raising awareness of MPS I and the availability of Aldurazyme among geneticists, pediatricians, and sub-specialists who are involved in the multi-disciplinary care of patients with MPS I.

         In preparation for launch, Genzyme has worked with a core network of hospitals and medical centers to help prepare them to immediately begin treating patients with Aldurazyme. Many of these centers have extensive experience treating patients with lysosomal storage diseases, including Gaucher disease, Fabry disease, and MPS I. Aldurazyme will be distributed in the United States primarily by Accredo Health, Inc. of Memphis, TN. and TheraCom, Inc. of Bethesda, MD.

         Genzyme has also begun to track the long-term progress of people with MPS I through a worldwide patient registry, which was launched last month.

     "Aldurazyme expands the options available to patients and physicians to address this devastating disease," said David Meeker, M.D., president of Genzyme's Lysosomal Storage Disorders business unit. "We are well prepared to rapidly introduce this product to all who need it."

Market Introduction

         Genzyme has extensive resources in place to help ensure that Aldurazyme is available to all patients who would benefit from it and for whom the product is indicated. Genzyme Treatment Support links families with on-staff specialists who help them obtain insurance reimbursement for treatment, and access to local clinicians who specialize in treating MPS I. Genzyme has also launched LysoSolutionsSM, a network of programs and services designed to optimize the delivery of care provided to MPS I patients based on their individual needs.

         It is anticipated that the vast majority of patients receiving Aldurazyme will have either the Hurler or Hurler-Scheie form of the disease. The annual cost of treatment will vary considerably according to each individual patient's weight. The average annual cost of therapy for these patients is estimated to be comparable to other enzyme replacement therapies currently on the market.

         Aldurazyme received a positive opinion from the Committee for Proprietary Medicinal Products (CPMP) in the first quarter of 2003, typically the final step to marketing clearance in the 15 countries of the European Union. The companies expect a final decision from the European Commission in the second quarter of 2003, at which time they will provide sales guidance. Applications to market Aldurazyme are also pending in Canada and Australia, and the companies expect a response late in 2003 or early in 2004.

         MPS I is a rare, progressive, heterogeneous, debilitating disease caused by a deficiency of the enzyme alpha L-iduronidase that affects an estimated 3,000 to 4,000 people worldwide, including approximately 1,000 in the United States. Patients who lack this enzyme accumulate a carbohydrate called glycosaminoglycan (GAG) in tissues and organ systems. A majority of patients die before adulthood due to a wide range of problems related to the disease, including progressive damage to the heart, lungs, liver, and kidneys. Aldurazyme addresses the underlying cause of MPS I by replacing the missing enzyme through a weekly infusion. More information about MPS I can be found at http://www.mps1disease.com.

         Aldurazyme is indicated for patients with the Hurler and Hurler-Scheie forms of MPS I, and for Scheie patients with moderate to severe symptoms. The risks and benefits of treating mildly affected patients with the Scheie form have not been established. Aldurazyme has not been evaluated for effects on the central nervous system manifestations of the disorder. More information on Aldurazyme can be found at http://www.aldurazyme.com.

         The most common side effects associated with treatment with Aldurazyme were upper respiratory tract infection, rash, and injection site reaction. The most common adverse reactions requiring treatment were infusion-related hypersensitivity reactions including flushing, fever, headache, and rash. The most serious adverse reaction reported with Aldurazyme was an anaphylactic reaction consisting of hives and blockage of the breathing tubes, which occurred in one person. Emergency surgery was required to help this patient breathe. This patient's underlying disease may have contributed to the severity of this reaction. The majority of patients in clinical studies developed an immune response to treatment with Aldurazyme. The clinical significance of this response is unknown. Aldurazyme is available by prescription only. Full prescribing information is available at http://www.genzyme.com/corp/AZpi.pdf.

         Genzyme General develops and markets therapeutic products and diagnostic products and services. Genzyme General has six therapeutic products on the market and a strong pipeline of therapeutic products in development focused on the treatment of genetic diseases and other chronic debilitating disorders with well-defined patient populations. Genzyme General is a division of Genzyme Corp.

         BioMarin Pharmaceutical specializes in the development and commercialization of therapeutic enzyme products to treat serious, life-threatening diseases and conditions.

         This press release contains forward-looking statements, including without limitation statements about: expectations and plans related to the commercialization and manufacture of Aldurazyme; estimates concerning the MPS I patient population, including the prevalence of the different forms of MPS I; expectations concerning the annual cost of Aldurazyme and plans to provide sales guidance, including the expected timing thereof; and expectations concerning decisions by regulatory authorities in the European Union, Canada and Australia regarding marketing applications for Aldurazyme, including the anticipated timing thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: the effectiveness of the companies' commercialization plan for Aldurazyme and Genzyme's sales force; the ability to manufacture sufficient quantities of product and to do so in a timely and cost efficient manner; the accuracy of the companies' information concerning the MPS I patient population; the actual impact of the Committee for Proprietary Medicinal Product's opinion on decisions made by the European Commission regarding Aldurazyme; the content and actual timing of decisions by the European Commission and other regulatory authorities concerning marketing applications, labeling and pricing for Aldurazyme and manufacturing facilities to be used for Aldurazyme; the ability to maintain relationships with third party distributors and fill/finish facilities; the continued funding and operation of the joint venture between Genzyme and BioMarin; the availability and extent of reimbursement for Aldurazyme from third party payers; the companies' ability to obtain and maintain adequate patent and other proprietary rights protection for Aldurazyme; the scope, validity and enforceability of patents and other proprietary rights held by third parties related to therapies for MPS I and the actual impact of such patents and other rights on the companies' ability to commercialize Aldurazyme; and the risks and uncertainties described in reports filed by Genzyme and BioMarin with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation the factors contained under the caption "Factors Affecting Future Operating Results" in Exhibit 99.2 to Genzyme Corporation's 2002 Annual Report on Form 10-K, as amended. Genzyme General Division common stock is a series of common stock of Genzyme Corporation. Therefore, holders of Genzyme General Division common stock are subject to all of the risks and uncertainties described in Genzyme Corporation reports. Genzyme and BioMarin caution investors not to place undue reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release, and Genzyme and BioMarin undertake no obligation to update or revise the statements.

         Genzyme(R) is a registered trademark and LysoSolutionsSM is a service mark of Genzyme Corporation. Aldurazyme(R) is a registered trademark of BioMarin/Genzyme LLC. All rights reserved.

         BioMarin's press releases and other company information is available at http://www.biomarinpharm.com. Information on BioMarin's website is not incorporated by reference into this press release.